                            SAN BERNARDINO COUNTY

                  COMMUNITY AND CULTURAL RESOURCES DEPARTMENT

                          REGIONAL PARKS DIVISION


                          GLEN HELEN REGIONAL PARK

                         RENAISSANCE PLEASURE FAIRE


     This is a lease agreement ("Lease") between the County of San Bernardino, a political subdivision of the State of California ("COUNTY") as landlord and Renaissance Entertainment Corporation, a Colorado corporation, ("TENANT" or "REC") as tenant, collectively referred to as the "PARTIES".

     WHEREAS, the Renaissance Pleasure Faire ("FAIRE") provides a significant beneficial attraction to Glen Helen Regional Park ("PARK"); and,

     WHEREAS, the PARTIES desire to continue holding the FAIRE at the PARK;
and,

     WHEREAS, TENANT desires the benefit of having permanent structures for the Faire and other events at the PARK; and,

     WHEREAS, TENANT has agreed to hold additional events at the PARK; and,

     WHEREAS, the PARTIES agree that TENANT will make certain improvements to the PARK, all of which are to be completed by June 30, 2004; and,

     WHEREAS, the PARTIES agree that the rental fee structure shall provide for lower rental fees for the first five years of the Lease, subject to TENANT'S compliance with the approved Business Plan and Conditional Use Permit;

     NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, it is mutually agreed as follows:


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1.     PURPOSE:  The purpose of this Lease is to allow the TENANT to improve the leased areas of the PARK ("Premises"), and to hold at the Premises, the FAIRE (described in Exhibit B) and other events throughout the year, which will be open to the general public for an agreed upon fee that will not be unreasonable. TENANT may also use the Premises for miscellaneous other events, including, but not limited to, group/corporate picnics and television/movie filming, with the prior consent of the COUNTY. The Premises may not be used for any purpose without the prior consent of the COUNTY.

2.     PREMISES:

       A. COUNTY hereby leases to TENANT and TENANT leases from COUNTY that portion of Glen Helen Regional Park ("Park") designated as Areas (B),
(C) and (D) of the "Premises" on Exhibit A. TENANT accepts the Premises in its existing condition, and must provide all maintenance, repair and replacement on grounds and structures contained therein. Unless otherwise provided herein, TENANT will return Premises to COUNTY at the end of this Lease, whether by termination or expiration, in like condition, excepting the addition of improvements and normal wear and tear.

              (1) TENANT may use that portion of the Premises shown as Area (C) on Exhibit A for not more than three (3) recreational vehicles year round.

       B. License Areas, COUNTY grants TENANT a license to use the old administration building as shown on Exhibit A, through November 30, 2000.

              (1) COUNTY grants TENANT a license to use the existing Park Entrance Gate, and in exchange, TENANT shall pay COUNTY for the loss of use of the front entry, including the loss of value of the existing structure and the reasonable cost to relocate the entry gate, as determined by COUNTY.


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              (2)     TENANT is granted a license to use that portion of the
License Areas shown on Exhibit A as "Faire Parking" as parking lots for the Faire and Large Events ("Large Event" is defined in Paragraph 4.C.) and other events as approved by the COUNTY. The use of any/all parking lots for events other than the Faire and Large Events must have the prior approval of the COUNTY after coordination with the operator of the Park's amphitheater. The use of the Faire Parking is also subject to the Traffic Management Plan, which shall be provided by the TENANT, and shall be attached to this Lease as Exhibit C.

       C. TENANT may contact COUNTY with a request for additional Park camping ninety (90) days before the requested use date but TENANT will not have priority for such use. TENANT's request shall set forth the amount of space requested and may contain a request for an estimated cost for use of additional areas. TENANT shall pay the current rate set forth in the COUNTY Code (or fair market value if none is set in the COUNTY Code) for any such camping areas made available for its use.

       D. PARKING LOT CONTROL: TENANT shall control and direct the movement of all vehicles, persons and animals in and around all parking lots used by the TENANT. Such control and direction shall include, but is not limited to, providing all necessary personnel to safely control and direct all such vehicles, persons and animals into and out of the parking lots and the Faire, and placing directional signs and barriers for all access points, traffic lanes and pedestrian walk ways to and from the parking lots and Faire. TENANT shall not permit any vehicle, person or animal to cross over the flood control levies or other portions of the PARK or parking lots not designated by TENANT for such use.

       E. GLEN HELEN PARKWAY FAIRE PARTICIPANT CROSSING: The Glen Helen Parkway Faire Participant crossing shall also be covered in the Conditional Use Permit, which shall be attached to this Lease as Exhibit D.


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3.     TERM OF LEASE:

       A.     INITIAL TERM:  The initial term of this Lease shall be for ten
(10) years, commencing on July 1, 2000, and ending on December 31, 2010 ("initial term"), unless terminated sooner, or extended as provided herein.

       (1) During the initial term, the Faire shall be open to the public on a maximum of eleven (11) weekends, including Memorial Day and a minimum of eight (8) weekends, including Memorial Day. TENANT shall submit to COUNTY by December 31st of each previous year dates for the upcoming year's Faire.

       (2) During the initial term, TENANT will present other events as set forth in the Business Plan (Exhibit E), which shall be updated annually.

     B. OPTION FOR EXTENDED TERMS: TENANT is granted the option to extend the term on all of the provisions contained in this Lease, except for rent, for two (2) five (5) year periods ("extended term[s]") following expiration of the initial term. As consideration for the option for each extended term, TENANT must pay an option fee ("Option Fee") of Five Thousand Dollars ($5,000.00) at the time of exercising its option for an extended term. TENANT must give notice of the exercise of the option ("Option Notice"), concurrently pay the Option Fee and submit a Business Plan (as defined in Paragraph 22, BUSINESS PLAN) for the extended term to COUNTY at least twelve
(12) months but not more than eighteen (18) months before the expiration of the then existing term. In the event TENANT fails to timely give COUNTY the Option Notice or pay the Option Fee or provide the Business Plan, COUNTY agrees to notify TENANT of the deficiency of the exercise of the option. TENANT shall have five (5) calendar days from receipt of the COUNTY notice to give the COUNTY the Option Notice and/or pay the Option Fee, and/or submit the Business Plan, or TENANT shall lose any/all remaining options for extended terms and this Lease shall automatically terminate at the end of the then existing term. If TENANT is in default on the date of giving the Option Notice, the Option Notice will be totally ineffective. If TENANT is in default on the date an extended term is to commence, the extended term will not commence and this Lease will expire at the end of the then existing term. Upon proper exercise of the option, the COUNTY will prepare an amendment to this Lease for approval and execution by TENANT and the COUNTY's Board of Supervisors. TENANT shall have no other right to extend the term beyond the above extended terms.

4.     RENT:

       A. MINIMUM MONTHLY RENT: On the first day of each month of this Lease, commencing with July 1, 2000, TENANT shall pay to COUNTY as minimum monthly rent, without deduction, setoff, prior notice or demand, the greater of the sum of seven thousand five hundred dollars ($7,500.00) or the rents due under the remaining subparagraphs of this paragraph.

       B. For the Faire, TENANT agrees to pay to COUNTY the following rent for use of the Premises:

              2001 or year 1 - 4.0% of gross revenues, with a guaranteed minimum of $155,000 on rents paid to COUNTY from the Faire.

              2002 or year 2 - 4.5% of gross revenues, with a guaranteed minimum of $180,000 on rents paid to COUNTY from the Faire.

              2003 or year 3 - 5.0% of gross revenues, with a guaranteed minimum of $205,000 on rents paid to COUNTY from the Faire.

              2004 or year 4 - 5.5% of gross revenues, with a guaranteed minimum of $230,000 on rents paid to COUNTY from the Faire.

              2005 or year 5 - 6.0% of gross revenues, with a guaranteed minimum of $255,000 on rents paid to COUNTY from the Faire.


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

              2006 or year 6 - 6.5% of gross revenues, with a guaranteed minimum of $280,000 on rents paid to COUNTY from the Faire.

              2007 or year 7 - 7.0% of gross revenues, with a guaranteed minimum of $305,000 on rents paid to COUNTY from the Faire.

              2008 or year 8 - 7.0% of gross revenues, with a guaranteed minimum of $330,000 on rents paid to COUNTY from the Faire.

              2009 or year 9 - 7.0% of gross revenues, with a guaranteed minimum of $355,000 on rents paid to COUNTY from the Faire.

              2010 or year 10 - 7.0% of gross revenues, with a guaranteed minimum of $380,000 on rents paid to COUNTY from the Faire.

              Extended Term(s) - First Option period: 7.5% of gross revenues, with a guaranteed minimum of $400,000 on rents paid to COUNTY from the Faire.

                                 Second Option period: 8% of gross revenues,
with a guaranteed minimum of $500,000 on rents paid to COUNTY from the Faire.

              (1) In the event the Faire is closed for all or substantially all of the day for more than two (2) days due to rain, vandalism, loss of utilities or other good cause as agreed upon by the COUNTY, the above guaranteed minimums shall be reduced by five percent (5%) each day beyond two (2) days that the Faire is closed due to such causes.

       (C) ADDITIONAL EVENTS: Activities and/or events other than the FAIRE, approved by the COUNTY as described in TENANT's Business Plan. TENANT will pay rent in the same percentage of gross revenues as set forth in Subparagraph 4.B. for the year in which the gross revenue is earned.


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              (1)     If a Large Event (defined as an event lasting more than
three (3) consecutive days and/or on two (2) or more consecutive weekends) is scheduled for more than six (6) consecutive days and/or four (4) or more consecutive weekends is closed for all or substantially all of the day for more than two (2) days total due to rain, vandalism, loss of utilities or other good cause as agreed upon by the COUNTY, the above guaranteed minimums shall be reduced by five percent (5%) for each day beyond two (2) days that the Large Event is closed due to such causes.

              (2) If a Large Event scheduled to last less than six (6) consecutive days and/or less than four (4) consecutive weekends is closed for all or substantially all of the day for more than one (1) day due to rain, vandalism, loss of utilities or other good cause as agreed upon by the COUNTY, the above guaranteed minimums shall be reduced by five percent (5%) for each day beyond one (1) day that the Large Event is closed due to such causes.

       D. MINIMUM ANNUAL RENT: In the event that the total amount of rent paid by TENANT in any calendar year ("Total Rent Paid") does not meet or exceed the minimum annual rent ("Minimum Annual Rent") for that calendar year set forth on the following schedule, then the TENANT shall pay COUNTY by February 1 of the next calendar year an amount equal to the difference between the Total Rent Paid and the Minimum Annual Rent due.


              Calendar Year                      Minimum Annual Rent

                   2001                               $224,500.00
                   2002                               $249,500.00
                   2003                               $274,500.00
                   2004                               $299,500.00
                   2005                               $324,500.00
                   2006                               $349,500.00
                   2007                               $374,500.00
                   2008                               $399,500.00


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


                   2009                               $424,500.00
                   2010                               $449,500.00

                   First extended term
                   2011                               $500,000.00
                   2012                               $550,000.00
                   2013                               $600,000.00
                   2014                               $650,000.00
                   2015                               $700,000.00

                   Second extended term
                   2016                               $750,000.00
                   2017                               $800,000.00
                   2018                               $850,000.00
                   2019                               $900,000.00
                   2020                               $950,000.00


       E. DEFINITIONS: The term "gross revenue(s)" as used in this Lease is defined as all money, cash, receipts, assets and property or other things of value received in lieu of cash (but excluding bona fide donations and co-promotion payments on TENANT's behalf or promotional ticket exchanges), including but not limited to advance ticket sales, advance group sales, participant ticket sales, ticket agencies, gate admissions, beverage sales, catering, crafts and games activities, merchandise, miscellaneous event income, camping fees, parking fees, or other gross charges, sales, rentals, fees and commissions made or earned and all gross sums received or earned by TENANT, his assignees, or successors in interest, whether collected or accrued, from any business, use or occupation, or any combination thereof, originating, transacted or performed, in whole or in part, on the Premises. This will include, but not be limited to, rental, the rendition or supplying of services, and the sale of goods, wares or merchandise, or devices of any nature; less sales and excise taxes applicable thereto, required to be collected by TENANT, his assignees or successors in interest in connection with the rendering or supplying of services, goods, wares or merchandise. There shall be no deduction

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

from gross revenues of any overhead or cost or expense of operation, such as, but without limitation to salaries, wages, cost of goods, interest, debt amoritization, discount, collection, insurance and taxes, except as specifically provided for herein. Gross revenues shall include the amount of any manufacturer's or importer's excise tax included in the prices of any property or material sold, even though the manufacturer or importer is also the retailer thereof; and it is immaterial whether the amount of such excise tax is stated as a separate charge. Gross revenues, however, shall not include Federal, State, Municipal or other taxes collected from the consumer (regardless of whether the amount thereof is stated to the consumer as a seperate charge) and paid periodically by TENANT to a governmental agency, accompanied by a tax return or statement; but the amount of such taxes shall be shown on the books and records elsewhere herein required to be maintained. Gross revenues shall not include credit card and bad debt charges unless actually collected.

       F.     SECURITY DEPOSIT:

              (1) Prior to Saturday, July 1, 2001, TENANT shall deposit into an escrow account with instructions that the sums shall be placed in an interest bearing account in an F.D.I.C. or F.S.L.I.C. institution to be withdrawn only by COUNTY the amount of twenty-two thousand five hundred and 00/100 Dollars ($22,500.00). Prior to Monday, July 2, 2001, TENANT shall deposit into an escrow account with instructions that the sums shall be placed in an interest bearing account in an F.D.I.C. or F.S.L.I.C. institution to be withdrawn only by COUNTY, the amount of twenty-two thousand five hundred and 00/100 Dollars ($22,500.00) for a total security deposit of forty-five thousand dollars ($45,000.00). TENANT may not take possession of the Premises and/or License Areas until the security deposit is made. The COUNTY retains the right to review this deposit at any time during the term of this Lease, and TENANT agrees to maintain the initial amount required as a security deposit and pay any increase in damage/clean-up deposits determined by COUNTY.

              (2) If TENANT defaults in payment of rent or any of the terms, provisions, covenants and conditions of this lease, COUNTY may use, apply, or retain the whole or any part


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of this security for the payment of any rent in default or for any other sum which the COUNTY may spend or be required to spend by reason of TENANT's default.

          (3) Should TENANT fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, the security or any balance of the security shall be returned to TENANT at the expiration of the lease term, including option periods.

          (4) In the event COUNTY uses part or all of the security deposit as provided herein, TENANT shall replenish the security deposit in the amount used within ten (10) days of notice from COUNTY.

     G. METHOD AND TIME OF PAYMENT: Payment of all fees shall be made by certified cashier's check, money order or TENANT's check only, directly to the COUNTY's Regional Parks Division ("Division"). In the event any check issued by TENANT is dishonored by a bank on which it is drawn as a result of insufficient funds, then all further payments due hereunder shall be due by money order or certified cashier's check. Partial prepayments and final payment of the Faire rents will be due on the following dates. In the event the total rent due for the Faire is less than the total prepayments made, COUNTY shall reimburse TENANT the overpayment within ninety (90) days of COUNTY receipt of the accounting report of Subparagraph 4.K. In the event the Faire is closed for all or substantially all of any day due to rain, vandalism, loss of utilities or other good cause as agreed upon by the COUNTY, TENANT may, after notice to COUNTY, delay payments required during the Faire and due to COUNTY, by one (1) week.

          (1)    FAIRE RENT PAYMENTS:


          Year 1, 2001:
                 May 15, 2001                 $50,000
                 June 15, 2001                $50,000
                 July 15, 2001                $55,000


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

                 Last Monday in October 2001 Remainder of balance of 4.0% of gross revenues.

          Year 2, 2002:

                 May 15, 2002                   $60,000
                 June 15, 2002                  $60,000
                 July 15, 2002                  $60,000
                 Last Monday in October 2002    Remainder of balance of 4.5% of gross
revenues.


          Year 3, 2003:

                 May 15, 2003                    $68,000
                 June 15, 2003                   $68,000
                 July 15, 2003                   $69,000
                 Last Monday in October 2003     Remainder of balance of 5.0% of
gross revenues.


          Year 4, 2004:

                 May 15, 2004                    $76,000
                 June 15, 2004                   $76,000
                 July 15, 2004                   $78,000
                 Last Monday in October 2004     Remainder of balance of 5.5% of
gross revenues.


          Year 5, 2005:

                 May 15, 2005                    $85,000
                 June 15, 2005                   $85,000
                 July 15, 2005                   $85,000
                 Last Monday in October 2005     Remainder of balance of 6.0% of
gross revenues.


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


          Year 6, 2006:

                 May 15, 2006                    $93,000
                 June 15, 2006                   $93,000
                 July 15, 2006                   $94,000
                 Last Monday in October 2006     Remainder of balance of 6.5% of
gross revenues.


          Year 7, 2007:

                 May 15, 2007                    $101,000
                 June 15, 2007                   $101,000
                 July 15, 2007                   $101,000
                 Last Monday in October 2007     Remainder of balance of 7.0% of
gross revenues.


          Year 8, 2008:

                 May 15, 2008                    $110,000
                 June 15, 2008                   $110,000
                 July 15, 2008                   $110,000
                 Last Monday in October 2008     Remainder of balance of 7.0% of
gross revenues.


          Year 9, 2009:

                 May 15, 2009                    $118,000
                 June 15, 2009                   $118,000
                 July 15, 2009                   $119,000
                 Last Monday in October 2009     Remainder of balance of 7.0% of
gross revenues.


          Year 10, 2010:

                 May 15, 2010                    $126,000
                 June 15, 2010                   $126,000

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

             July 15, 2010                   $128,000
             Last Monday in October 2010     Remainder of balance of 7.0% of
gross revenues


         Extended term(s):
               Payment schedule for extended term(s) will be similar to the payment schedule in the initial term.

     H. LATE PAYMENT PENALTIES: If any rent payment is not received when due and payable, or postmarked when due and payable and received within ten (10) days thereafter, TENANT must pay to COUNTY an additional two hundred and 00/100 dollars ($200.00) each as an administrative processing charge. COUNTY will send notification if payment is not received when due and payable. The parties agree that this late charge represents a fair and reasonable estimate of the costs that COUNTY will incur by reason of late payment by TENANT. Acceptance of a late charge will not constitute a waiver of TENANT's default with respect to the overdue amount nor prevent COUNTY from exercising any of the other rights and remedies available to COUNTY. Lease fees not paid when due will bear simple interest from the date due until paid in full at the rate of five hundredths percent (0.05%) per day.

     I.  RECORDS AND ACCOUNTS:

         (1). RECORDS AND ACCOUNTS: TENANT covenants and agrees that it will, at all times during the term of this Lease, keep or cause to be kept at the Premises or other place agreed upon by COUNTY, true and complete books, records, and accounts of all financial transactions relating to gross revenues and from which gross attendance can easily and readily be determined. During and following the run of an event, records and accounts must be kept on site until thirty (30) days after TENANT submits its financial statement (as described in Subparagraph 4.K.(2)) of the event. The records must be supported by documents from which the original entry of the transaction was made, including sales slips and/or cash register tapes.

         (2). RECORDATION OF SALES: All sales and charges must be recorded by means of sales invoices, tickets or cash registers which display to the customer the amounts of


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

the transactions and either physically or automatically issue receipts certifying the amounts recorded. The approved forms or devices used in the recording of cash or charge sale transactions are as follows:

                  (a) CASH REGISTERS: Cash registers must be of a type that display to the customer the amount of each transaction if space permits. The register must be equipped with devices which lock in sales total, transaction records, and with counters which can not be re-set and which record on tapes the transaction numbers and sales details. Cash register readings must be recorded by TENANT at the beginning and end of each business day.

                  (b) CASH RECEIPT AND CHARGE SALES BOOK: Cash receipt and charge sales book must be of the type that is electronically printed progressively or pre numbered by the system or manufacturer of said books; and the amounts of each transaction, to include the sales tax amount, must be recorded on the original and all copies thereof. The customer must be given a copy of the sales receipt that clearly records the total amount of the transaction. Sales must be recorded consecutively, one after the other, and the beginning and ending number of the receipt books must be duly recorded at the end of each business day.

                  (c) CASH TICKETS: Cash tickets may be used in conjunction with all admission charges, and must be of a type that is electronically printed progressively or pre-numbered by the manufacturer or system. The price of the tickets both for adults and children, must be printed on each ticket. Tickets may be procured by the customer from a cashier's booth or station. TENANT must, at the end of each business day, record the tickets sold for that day's business. All tickets must be sold consecutively, in numerical order, one after the other. Alternatively, TENANT may utilize an electronic debit card system rather than printed tickets, duly recorded each day.

              (3). INSPECTION OF RECORDS: All books, records, and accounts of every kind or nature kept by TENANT, agents or employees, licensees, or concessionaires, relating to the gross revenues, referred to herein as "Books and Records", must at all times be open and made available for inspection or audit by COUNTY, its agents or employees, upon request. The expense of the inspection to be borne by COUNTY. COUNTY will make reasonable efforts to give TENANT 48 hours' notice of inspection of records.

              (4). AUDIT: COUNTY has the right to during the tern of this Lease and for three (3) years after the expiration of this Lease, to audit, at no cost to TENANT except as hereinafter provided, the Books and Records for the purpose of verifying the payments required to be paid to COUNTY hereunder. In the event that any such audit shows that TENANT understated gross revenues by more than five percent (5%), the reasonable cost of that audit shall be paid by TENANT within ten (10) days after the audit report is furnished to TENANT. Additionally, within such ten (10) days, TENANT must pay to COUNTY the full amount of any underpayment demonstrated by such audit, together with interest on the amount of such underpayment at the rate of five hundredths percent (0.05%) per day from the original due date of the underpayment until the underpayment is paid in full. COUNTY reserves the right to install any accounting devices or machines, with or without personnel, for the purpose of accounting or audit. Books and Records must be maintained and safeguarded by TENANT for a period of four (4) years from and after the date of the latest entry into such book, record or account.

     J. COMPLIANCE COVENANT: TENANT covenants that it will comply with, and ensure that all of its agents, employees, sub-concessioners and vendors, comply with the foregoing requirements.

     K.    ACCOUNTING REPORT:

           (1) TENANT shall submit to COUNTY on or before 5:00 p.m., on the second Friday in September of each year a financial statement which includes the following information about the Faire: attendance (by type of ticket), gross revenue, all expenditures and expenses, and net income from the Faire.

           (2) TENANT shall submit to COUNTY no later than thirty (30) days after the close of each Event a financial statement which includes the following information about the

Event: attendance (by type of ticket), gross revenue, all expenditures and expenses, and net income from the Festival.

              (3) TENANT shall submit to COUNTY on or before 5:00 p.m., February 1 of each calendar year a financial statement which includes the following information about all operations of the TENANT at the Park pursuant to this Lease: attendance (by type of ticket), gross revenue, all expenditures and expenses, and net income from the operations.

5.       ON-SITE COORDINATORS AND INSPECTION/EVALUATION:

         A. COUNTY's ON-SITE COORDINATOR: The COUNTY herein designates, and TENANT agrees to accept the Park Superintendent, and/or Assistant Park Superintendent or Division's designee as On-Site Coordinators for all events on the Premises. TENANT agrees that the On-Site Coordinators shall designate areas of the Premises for specific uses and restrictions. As On-Site Coordinators, he/she shall also review for approval the Site Layout Plan, which will not be unreasonably withheld.

         B. TENANT's ON-SITE COORDINATOR: TENANT agrees to designate the General Manager to serve as the TENANT's On-Site Coordinator in regards to maintenance/operations, set up, take down and renovation of events. The TENANT's General Manager shall work closely with COUNTY's On-Site
Coordinators on day-to-day problems, which may occur.

         C. INSPECTION/EVALUATION: COUNTY may make a detailed and formal inspection and evaluation at regular intervals to insure compliance with this lease by TENANT. Each such inspection will be followed by a report in writing, with a copy given to TENANT. Satisfactory inspections/evaluations will be an integral part of COUNTY's decision regarding Lease extensions. TENANT agrees to notify COUNTY of any inspection conducted by other County, State, and Federal agencies so that a Division staff member may be present.

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

6.       PERMITS AND APPROVALS:

         A. TENANT shall obtain, maintain, and, if required, pay for all necessary permits, licenses and approvals from applicable federal, state, and local agencies, including, but not limited to the County Building and Safety, County Planning, Sheriff's Office (security), County Environmental Health Services (sanitation, food/drink), California Highway Patrol, (traffic), CALTRANS (freeway access), County Transportation (roadways), Alcoholic Beverage Control Board (liquor licenses), and the California Division of Forestry and State Fire Marshals office; as required for any use allowed herein by COUNTY. TENANT shall send copies of all written permits, licenses, and approvals required for public assembly to the County's Regional Parks Division within 72 hours of TENANT's receipt, but not later than Friday, 12 noon, prior to the opening weekend of the event. In the event any such permit, license and/or approval is given to TENANT orally, TENANT shall notify the COUNTY of all essential elements of such oral permit, license and/or approval, and provide COUNTY a copy of the written permit, license, and/or approval when and if a written copy becomes available. Failure to comply with this provision shall constitute a default by TENANT, subject to termination under the terms of this Lease.

         B.   TENANT agrees to comply with the Glen Helen Regional Park
Master Plan and Environmental Impact Report as approved by the County Board of Supervisors (on or about July 14, 1986) and all conditions of such approval, which (among other things) include an attendance limitation of 16,800 at any given time during the day. A copy of those plans are available for review in the Regional Parks Division Office. In the event TENANT elects to make application for a change in the ceiling of 16,800 persons per day, the Regional Parks Division shall take all steps necessary to assist TENANT in such application.

              (1) In the event the construction of any improvements to the Park or the roads around the Park for the amphitheater allow the TENANT's attendance limitation to increase over 20,000 persons at any time, TENANT agrees that it will limit its attendance to 20,000 persons at any time on those dates when there is a scheduled event at the Park amphitheater.

         C. TENANT understands and agrees that approval by COUNTY of this Lease does not in any way indicate that the COUNTY approves or shall be required to approve any of the plans, applications, licenses, permits, etc. described in this Lease. In the event that TENANT is unable to obtain any of the above plans, applications, licenses, permits, etc., required in order to perform under this agreement, TENANT shall be deemed in default.

         D. Hazardous Materials. TENANT, at its sole cost, shall comply with all the provisions of any applicable hazardous materials control laws, including but not limited to the following:

              (1) California Health & Safety Code, Chapters 6.5, Hazardous Waste Control (inclusive); 6.7, Underground Storage of Hazardous Substances (inclusive); and 6.95, Hazardous Materials Release Response Plans and Inventory (inclusive);

              (2) California Code of Regulations Title 22, Division 4, Chapter 30; Title 23, Chapter 3, Subchapter 16, Underground Storage Tank Regulations; and

              (3) San Bernardino County Code, Division 3, Chapters 1, 2, 3 and 7, Hazardous Materials and Toxins Control, and 8, Waste Management.

         E. In the event that TENANT is in default for any of the reasons in subparagraphs 6.A.-D. above, the COUNTY shall not be liable for any of TENANT's costs, expenses, lost profits or any type of damages under this Lease due to such occurrence.

7.       CONCESSIONS:

         A. TENANT shall be responsible for all concession sales within the Premises and License Areas. TENANT shall be responsible for and use reasonable care to supervise all subconcession areas within the Premises and License Areas. TENANT may permit subconcessions to operate in the Premises and License Areas; provided, however, that TENANT provides an endorsement to its insurance policy covering COUNTY and TENANT for any acts or omissions of TENANT's subconcessionaires. Nothing herein shall require TENANT to obtain separate insurance from any subconcessionaire or to name subconcessionaire on TENANT's insurance policy. TENANT shall provide COUNTY with a list of names of each subconcessionaire prior to the opening date of the Faire.

8. ALCOHOL, MERCHANDISE AND SERVICES: TENANT and its subconcessionaires may sell alcoholic beverages, merchandise and services at the Faire, and Large Events after obtaining appropriate permits and approvals. TENANT and its subconcessionaires agree to sell merchandise and provide services that are of good quality and condition. COUNTY's Division Chief of Regional Parks or his successor ("CHIEF") has the right to approve the sale and/or distribution of all items of merchandise and services offered at any event. Such approval shall not be unreasonably withheld but TENANT agrees that COUNTY retains the right to require TENANT to discontinue or cause its subconcessionaires to stop the sale or use of those items or services COUNTY feels are not acceptable upon one (1) day written notice by COUNTY. In the event COUNTY notifies TENANT and/or any of its subconcessionaires to stop the sale or use of any unacceptable items or services, TENANT and/or any of its subconcessionaires agrees to discontinue such sales or use of these items or services.

9. PUBLIC HOURS OF OPERATIONS: TENANT shall submit hours of operation for each potential event for COUNTY's approval. Such approval shall not be unreasonably withheld. TENANT agrees to take reasonable steps to encourage its patrons to vacate the Premises as expeditiously as possible on those dates when there is an event scheduled in the Park's amphitheater. TENANT agrees that it will use its best efforts to keep any noise coming from any non-public event it holds in the Premises to a level which is inaudible in the Amphitheater Area during those times when there is an event in the Park's amphitheater.

10.  UTILITIES:

     A. TENANT is responsible for metering and paying all service charges, user fees and related taxes for electrical, gas, telephone, water, sewage disposal, trash and refuse disposal, and all other utility and communication services rendered or used in or about the Premises and/or License Areas at all times during the term of this Lease. COUNTY agrees to make good faith efforts to assist TENANT in obtaining such utility services, but does not guarantee that such utilities will be provided. TENANT shall pay amount determined by COUNTY's Facilities Management Department, until metering for the Premises is hooked up.

     B. TENANT may hook into the existing Park water, septic and electrical systems, but all such work must be coordinated with and approved by COUNTY's On-Site Coordinator. If the as-built capacity of any utilities or services are not sufficient to handle any TENANT-planned event on the Park, the TENANT, at its cost, shall provide sufficient temporary utilities or services for the event. COUNTY shall not be liable for any costs, lost profits or any type of damages for any failure to provide such utilities or any interruptions of such utilities for any reason, and neither the failure to provide services nor interruption of services shall excuse TENANT's obligations under this Lease.

11. SANITATION: TENANT must provide a sufficient number of portable toilets, per Health Division regulations, in good operable condition in the Premises at locations designated by the COUNTY's and TENANT's On-Site Coordinators, for use by the public at all times when the Faire and Large Events are open to the public. TENANT shall provide a sufficient number of portable showers, per Health Division regulations, for its employees and volunteers camping in Park on weekends. In the event that TENANT does not provide a sufficient number of portable toilet as required by applicable regulations, COUNTY shall have the right to provide additional toilets, and may enforce any remedy available by law, including charging its costs against TENANT's security deposit.

12.  PREMISES MAINTENANCE:

     A. TENANT agrees to maintain the Premises in a professional manner acceptable to COUNTY, TENANT will be responsible for all structural repairs to buildings, janitorial and landscape maintenance of facilities and grounds within the Premises except the lake and waterway surfaces. COUNTY shall also have the right to periodically inspect the Premises, with or without notice to TENANT. TENANT agrees to maintain and apply a dust retardant water treatment and a dust retardant chemical (calcium chloride or equivalent) treatment to Use Areas. TENANT agrees to take those actions necessary to ensure that the Premises are kept neat, clean and orderly. Unattractive and/or unsightly outside storage conditions shall not be permitted in public view.

         (1) COUNTY reserves the right to enter upon said leased Premises for the purpose of repair and maintenance of said water mains and main sewer lines as may be necessary. If TENANT's sewer lines and water lines need repair, COUNTY reserves the right to do the maintenance and bill the TENANT if TENANT's water and sewer lines are causing a problem with the main lines.

     B. MAIN PARKING LOT, PRIMARY AND SECONDARY FLOOD CONTROL LEVEE MAINTENANCE, RESTORATION AND REPAIR:

         (1) TENANT shall be responsible for periodic maintenance, repair of minor flood damage (defined as total cost of repairs to the Premises not exceeding $10,000 for TENANT), dust control, and trash pickup in the main parking lot necessary to operate the Faire and within the Premises, but excluding maintenance and repair of the Primary and Secondary Flood Control levees.

         (2) In the event of flooding causing damages (defined as total cost of repairs over $10,000 but less than $20,000) to these areas, the COUNTY, in coordination with TENANT, will promptly take whatever measures it feels are reasonable to repair the damaged areas. The COUNTY makes no guarantee that such damage will not occur.

     (3) In the event of major flooding causing damages (defined as total cost of repairs over $20,000) in these areas, the COUNTY may take whatever measures it feels are reasonable to save these areas from further damage. The COUNTY makes no guarantee that major damage will not occur. If major damage occurs, COUNTY and TENANT agree to negotiate the responsibility for future restoration costs, on a case by case basis.

          (a) Notwithstanding how the parties have handled current and/or prior flood damage issues, the parties agree that neither party is to be responsible for repairing major flood damage. In the event the parties are unable to negotiate the responsibility for future restoration costs for major flood damage, then TENANT shall have the option to either operate in any safe manner (as approved by the COUNTY) or terminate this Lease by giving COUNTY seven (7) days notice of termination. TENANT understands and accepts that the Premises and License Areas, particularly that portion of the Premises and License Areas used as parking lots lie within a flood plain and are prone to flood damage, and TENANT waives all claims and damages against COUNTY related to loss or damages from flood conditions.


13.  USE OF COUNTY EQUIPMENT AND LABOR:

     A. Any COUNTY-owned equipment requested by TENANT and approved by COUNTY's On-Site Coordinator for TENANT's use will be charged at an hourly rate based on the prevailing commercial rental rates in San Bernardino County. Use of COUNTY employees requested by TENANT to perform maintenance, repair, and/or operation of equipment will be charged to TENANT on an hourly basis at the employees current rate of pay and benefits.

         (1) Prior to any COUNTY-owned equipment being used or COUNTY employees performing any services, COUNTY shall estimate the cost of such equipment use and/or employee services and TENANT shall approve the estimates.

14.  INSURANCE AND INDEMNIFICATION:

     A. HOLD HARMLESS AGREEMENT. TENANT shall indemnify, defend with counsel approved by COUNTY and hold harmless the COUNTY, its authorized officers, employees, agents and volunteers from any and all claims, actions, losses, damages and/or liability arising out of this lease from any cause whatsoever, including the acts, errors or omissions of any person and for any costs or expenses incurred by the COUNTY on account of any claim therefore, except where such indemnification is prohibited by law.

     B. INSURANCE REQUIREMENTS. Without in anyway affecting the indemnity herein provided and in addition thereto, the TENANT shall secure and maintain throughout the Lease the following types of insurance with limits as shown:

         (1) Workers' Compensation - A program of Workers' Compensation insurance or a state-approved Self-Insurance Program in an amount and form to meet all applicable requirements of the Labor Code of the State of California, including Employer's Liability with $250,000 limits, covering all persons providing services on behalf of the TENANT and all risks to such persons under this Agreement.

         (2) Comprehensive General and Automobile Liability Insurance - This coverage to include contractual, products and complete operations coverage and automobile liability coverage for owned, hired and non-owned vehicles. The policy shall have combined single limits for bodily injury and property damage of not less than ten million dollars ($10,000,000) including Liquor Liability.

         (3) Fire Insurance: Adequate to cover full cash value of TENANT's personal property, TENANT's improvements and betterments located on the Premises and or License Areas.

         (4) Fire Legal Liability: Adequate to cover full cash replacement value of COUNTY's improvements and structures.

         (5) During the period of any construction, TENANT shall, in addition to the insurance required by subparagraph 14.B. above, provide or cause its contractor or subcontractors to furnish the following forms and amounts of insurance: Builders All-Risk Insurance covering the entire work against loss or damage until completion. Insurance shall be in an amount for the replacement value of the subject building and improvements and endorsed for broad form property damage, breach of warranty, and explosions, collapse, and underground hazards. Deductibles not exceeding five percent (5%) of the construction cost will be allowed.

         (6) Environmental Liability Insurance: This insurance shall have a combined single limit of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence.

     C. Additional Named Insured - All policies, except for the Worker's Compensation, shall contain additional endorsements naming the County and its officers, employees, agents and volunteers as additional insured with respect to liabilities arising out of the performance of services hereunder.

     D. Waiver of Subrogation Rights - TENANT shall require the carriers of the above required coverages to waive all rights of subrogation against the COUNTY, its officers, employees, agents, volunteers, contractors and subcontractors.

     E. Policies Primary and Non-Contributory - All policies required above are to be primary and non-contributory with any insurance or self-insurance programs carried or administered by the COUNTY.

     F. Proof of Coverage - TENANT shall immediately furnish certificates of insurance to the Division, evidencing the insurance coverage, including endorsements, above required, prior to the commencement of performance of services hereunder, or the taking possession of any part of the Use Area. Those certificates shall provide that such insurance shall not be materially modified, terminated or expire without thirty (30) days written notice to the Division, and TENANT shall maintain such insurance from the time TENANT commences performance of services hereunder until the completion of such services. Within thirty (30) days of the commencement of this Lease, the TENANT shall furnish certified copies of the policies and all endorsements.

     G. Insurance Review - The above insurance requirements are subject to annual review by the COUNTY. The COUNTY's Risk Manager is authorized, but not required, to reduce or waive any of the above insurance requirements whenever the Risk Manager determines that any of the above insurance is not available, is unreasonably priced, or is not needed to protect the interests of the COUNTY. In addition, if the Risk Manager determines that heretofore unreasonably priced or unavailable types of insurance coverage or coverage limits become reasonably priced or available, the Risk Manager is authorized, but not required, to change the above insurance requirements to require additional types of insurance coverage or higher coverage limits, provided that any such change is reasonable in light of past claims against the COUNTY, inflation, or any other item reasonably related to the COUNTY's risk. Any such reduction or waiver for the entire term of the Agreement and any change requiring additional types of insurance coverage or high coverage limits must be made by amendment to this Agreement. TENANT agrees to execute any such amendment within thirty (30) days of receipt.

     H. Failure to Have Insurance - In the event COUNTY receives a notice of cancellation concerning any of the required policies, or should TENANT fail to have in effect the required coverage at any time during the Lease, COUNTY may give notice to TENANT to immediately suspend all TENANT business activities on the Park and/or notice to reinstate or acquire the affected coverage. Should TENANT fail to reinstate or acquire the affected coverage within ten (10) days of COUNTY's notice to reinstate or acquire such coverage, TENANT shall be in default, and COUNTY may either terminate this Lease, reinstate or acquire the affect coverage, and TENANT shall reimburse COUNTY for the necessary cost at COUNTY's option, plus interest at the rate of five (5) percent per annum. If TENANT does not reimburse COUNTY within ten
(10) days after demand by COUNTY, COUNTY shall have the right to withhold from future amounts due under this Lease or otherwise due to TENANT the sum COUNTY has expended until COUNTY is reimbursed in full.

     I. COUNTY will have no liability for any premiums charged for such coverage(s). The inclusion of COUNTY, its employees, agents, officials and volunteers as additional named insured is not intended to and will not make them or any of them a partner or joint venturer with TENANT in TENANT's operations at the Park.


15.  ADVERTISING:

     All advertising, promotion and notices related to the operation of Premises, which have not been approved as part of the Business Plan, shall be subject to prior written approval by the Division's Chief of Regional Parks ("CHIEF"); such approval shall not be unreasonably withheld, and shall, except for 30 second or shorter radio and television ads, bear/display the phrase, "In Cooperation with the San Bernardino County Regional Parks Division", along with displaying the Regional Parks Division logo. This provision, includes but is not limited to written and pictorial advertisements on television, radio, ticket printing, handbills, posters, flyers, newspapers, and magazines. Response to request for approval shall be within three (3) COUNTY business days of receipt, or sooner if reasonably required.

     B. ACCESS TO ADVERTISING MATERIALS: TENANT shall make available to COUNTY, upon request and COUNTY shall return to TENANT, all art, photographs, slides, posters, brochures, videos and other similar advertising/promotional materials which relate to the Faire at Glen Helen Regional Park. TENANT also agrees to provide assistance and support to COUNTY in preparation of submittals for park and recreation professional award programs regarding Glen Helen Regional Park which are related to the Faire or other events held pursuant to this Lease.

     C. When reasonably feasible, as determined solely by COUNTY, COUNTY will cooperate with TENANT to incorporate TENANT's advertising efforts in COUNTY park publication.

16.  PARK SIGNAGE:

     A. SIGNS: All necessary entrance/public information signs, banners/flags at the entrance to the use site and perimeter fence, must be submitted for approval by COUNTY, as to design and must be placed as designated by COUNTY, at TENANT's expense, unless otherwise agreed. Other signs of sponsors and for TENANT will be permitted on the Premises only with the prior approval of the Division's Chief of Regional Parks or in the Business Plan.

     B. TENANT agrees to construct and provide COUNTY with all necessary entrance/public information signs at the entrances to the Premises and License Areas, as agreed upon by COUNTY's and TENANT's On-Site Coordinators, upon a minimum three (3) day notice. Wording and style shall be coordinated with and reviewed for approval by the Division's Chief of Regional Parks.

17. CONDUCT: TENANT shall be responsible for the conduct of its employees, agents, volunteers, subconcessionaires, vendors and/or persons attending or participating in events at all times. TENANT shall also abide by the Faire's conduct guidelines provided as Exhibit F. All employees, agents, volunteers, subconcessionaires, vendors and/or persons attending or participating in events shall act and conduct themselves in a courteous and considerate manner while at the Park and abide by all Park rules and regulations.


18   FIRST AID:

     A. TENANT agrees to provide and staff a first aid station on-site during all scheduled operating hours of events. Any or all persons staffing the station shall have certified first aid and CPR cards. TENANT shall provide COUNTY's on-site coordinator with written assurances that all such persons have current certified first aid and CPR cards prior to the event.

     B. For any injury and/or accident to employees, volunteers and visitors which is known to TENANT and for which TENANT has prepared a report, TENANT agrees to provide COUNTY with a copy of all such injury and/or accident reports. TENANT shall notify COUNTY's On-Site

Coordinator of any such injury and/or accident as soon as possible, but not later than within one day of serious physical injuries and within five days for physical injuries of a routine nature and/or damage to Park facilities.


19. COMPLIMENTARY TICKETS. TENANT agrees to provide COUNTY with complimentary tickets in accordance with Exhibit G.


20. PRIVATE SECURITY: TENANT agrees to provide and pay for adequate security consistent with the size of the crowd for all events. All private security officers will be required to wear a uniform identifying themselves as security officers, unless otherwise designated by security agency or TENANT and approved by COUNTY. In its sole discretion, COUNTY may provide additional security, and TENANT agrees to reimburse COUNTY for all costs associated with the retention of additional security for any event held pursuant to this Lease.


21.  ASSIGNMENT AND SUBLETTING:

     A. Except as provided herein, TENANT must not voluntarily assign or encumber its interest in this Lease or in the Premises, or any options contained in this Lease, or sublease all or any part of the Premises, or allow any other person or entity (except TENANT's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining COUNTY's consent. In the event of an assignment pursuant to Paragraph 25. MODIFICATION OF PREMISES, all security interests shall remain subject to the provisions contained in this Lease, including but not limited to Paragraph 1. PURPOSE. In the event of an assignment pursuant to Paragraph 24. MODIFICATION OF PREMISES where Lender is unwilling, unable or otherwise fails to hold the Faire (and other events), to provide the improvements set forth in TENANT's Business Plan or Conditional Use Permit, or to operate under the same terms and conditions specified herein, COUNTY may terminate this Lease. Any assignment, encumbrance, or sublease without COUNTY's consent is voidable and, at COUNTY's election, will constitute a default. No consent to any assignment, encumbrance, or sublease will constitute a further waiver of the provisions of this paragraph. TENANT may assign or transfer this Lease to an affiliated organization or to a reorganized organization so long as the assignee/transferee organization is composed of primarily the TENANT's then existing officers and directors. Prior COUNTY review and approval is required for any such assignment or transfer. Consent to sublease or assignment shall be within COUNTY's sole discretion, notwithstanding any other provision of this lease.

         (1) If TENANT is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner, or the dissolution of the partnership, will be deemed a voluntary assignment.

         (2) If TENANT consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to any other will be deemed a voluntary assignment.

         (3) If TENANT is a corporation, any dissolution, merger, consolidation, or other reorganization of TENANT, or the sale or other transfer of a controlling percentage of the capital stock of TENANT, or the sale of more than fifty percent (50%) of the value of the assets of TENANT, will be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of TENANT'S capital stock issued, outstanding, and entitled to vote for the election of directors. This paragraph will not apply to corporations the stock of which is traded through an exchange or over the counter.

  B. TENANT immediately and irrevocably assigns to COUNTY, as security for TENANT's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. COUNTY, as assignee and as attorney-in-fact for TENANT, or a receiver for TENANT appointed on COUNTY's application, may collect such rent and apply it toward TENANT's obligations under this Lease. Provided that, until the occurrence of an act of default by TENANT, TENANT has the right to collect such rent.

  C.  In the event TENANT assigns this Lease, or any option herein

      (1) during the first five (5) years of the initial term, seventy-five percent (75%); or

      (2) during the second five years of the initial term, fifty percent (50%); or

      (3) during any extended term, twenty-five percent (25%) of any sums to be paid by an assignee to TENANT in consideration of the assignment of this Lease or any option herein (but not including any amounts paid for inventory or any other property of the TENANT sold as part of the assignment) shall be paid to COUNTY.

  D. In the event TENANT subleases all or substantially all of the Premises for all or substantially all of the remaining term of this Lease, seventy-five percent (75%) of all rent received by TENANT from its subtenants in excess of the rent payable by TENANT to COUNTY under this Lease must be paid to COUNTY. It is the intent of the parties in interpreting this subparagraph, that TENANT may enter into subleases with other parties to provide food and drink services, labor, management services, retail sales and marketing services, and other items and services without being subject to this subparagraph, but that TENANT is to remain the operator of the facility. Any subleases which, by themselves or in conjunction with other subleases, would effect a substantial change in the operator of the facility would be subject to this subparagraph.

  E. If TENANT requests COUNTY to consent to a proposed assignment or subletting, TENANT must pay to COUNTY, whether or not consent is ultimately given, COUNTY's reasonable costs incurred in connection with each such request, but not limited to, reasonable attorney's fees. If TENANT does elect to request consent to any assignment, COUNTY will provide an estimate of the fees under this paragraph.

     F. No interest of TENANT in this Lease is assignable by operation of law (except that the transfer of this Lease by testacy or intestacy will be considered a voluntary assignment). Each of the following acts will be considered an involuntary assignment.

         (1) If TENANT is, or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which TENANT is the bankrupt; or, if TENANT is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

         (2) If a writ of attachment or execution is levied on this Lease, which is not removed within thirty (30) days of its issuance;

         (3) If, in any proceeding or action to which TENANT is a party, a receiver is appointed with authority to take possession of the Premises.

     G. An involuntary assignment will constitute a default by TENANT and COUNTY has the right to elect to terminate this Lease, in which case this Lease must not be treated as an asset of TENANT, unless the involuntary assignment is cured as follows:

         (1) If a writ of attachment or execution is levied on this Lease, TENANT will have thirty (30) days in which to cause the attachment or execution to be removed.

         (2) If any involuntary proceeding in bankruptcy is brought against TENANT, or if a receiver is appointed, TENANT will have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

         (2) Except as provided in G(1) and G(2) above, TENANT has no right to cure an involuntary assignment.

     H. Nothing in this paragraph shall limit COUNTY's right to assign its rights and obligations under this lease to be a successor in interest.

22.  BUSINESS PLAN:

     A. TENANT shall submit and comply with the business plan for each year ("Business Plan", Exhibit E). The Business Plan must be updated and submitted to COUNTY for review and approval by Community and Cultural Resources
Director or his/her designee/successor prior to September 1 of each year of this Lease, commencing with the update for July, 2000, attached hereto. If the COUNTY or the Community and Cultural Resources Department Director or his/her designee/successor does not approve any update, beginning with year 2001-02, then any disputes shall be subject to arbitration in accordance with the American Arbitration Association for this issue only. In the event any portion of the Business Plan conflicts with the remainder of this Lease, the remainder of this Lease (without reference to the Business Plan) will control.

     B. The Business Plan should (a) be a five year business plan; (b) include areas such as projected revenue, expenditures, operation and merchandising program, promotional plans, new development or programs for business enhancement for each of the five years; (c) include goals, objectives, implementation, strategies and timelines; (d) may include profit and loss financial statements of the previous year; (e) may include year-end balance sheet from the previous year; and (f) include a capital improvement plan. COUNTY will provide an outline to assist in the plan's format.

     C. The purpose of the Business Plan is to provide general guidelines to control the operation of the Premises and allow the COUNTY to coordinate the operation of the various concessions in the Park.

23.  NONCOMPETITION AND SCHEDULING OF OTHER EVENTS:

During the calendar years of the initial terms of this Lease, COUNTY agrees that the Faire shall be the sole theme event of its kind held at the Park for gatherings over 500. If TENANT exercises its option(s) for any additional term(s), this provision will apply during the calendar years of the additional term(s). If TENANT exercises all options for additional terms and is not in default at the completion of the final additional term, this provision shall continue until December 31, 2020. However, if TENANT does not exercise all options for additional terms, or is in default at the completion of the final additional term, this provision shall be null and void, and COUNTY may conduct or contract to conduct a similar theme event at the Park for gatherings of any size.

24.  MODIFICATION OF PREMISES:

     A. Modifications to the Premises will be covered in the Conditional Use Permit, which will be attached hereto as Exhibit D, and the Business Plan, Exhibit E. Completion of improvements set forth in Exhibits D. and E. are a major part of the consideration for the COUNTY's agreement to enter into a long-term lease and for reducing the rent for the first five years of the Lease. Therefore, if TENANT fails to comply with the schedule of improvements and quality of improvements set forth in the Business Plan or Conditional Use Permit then in effect, the COUNTY may either increase the minimum rent in years 1 through 5, respectively, to the minimum rent owed in years 6-10, respectively, or else the COUNTY may terminate the Lease upon forty five (45) day's written notice.

     B. TENANT may make improvements or alterations to the Premises, License Areas or Park only after first having received approval from COUNTY. All improvements and alterations to be added or modifications to be made by TENANT, and the plans and specifications therefore, must have prior approval by COUNTY.

     C. The TENANT shall conduct any construction program in such a manner that no mechanic's lien or materialmen's lien shall be asserted or assessed, or purportedly assessed or asserted, against the Park or Premise, or any improvements thereon. If any such lien or claimed lien shall be asserted, TENANT shall indemnify and hold harmless COUNTY in accordance with Paragraph 14. INSURANCE AND INDEMNIFICATION, of this Lease Agreement. All construction shall be in conformity with the Glen Helen Regional Park Master Plan.

     D. TENANT will, at its own expense unless otherwise provided herein, construct, perform, complete and maintain all construction and installations covered under this paragraph in a good and workmanlike manner and with high quality materials. TENANT will furnish all tools, equipment, labor and material necessary to perform and complete the same, and hereby expressly warrants that all said materials and workmanship will be free from defects.

     E. All construction will meet the building code requirements of the County of San Bernardino and any other governmental jurisdiction having authority over the work. All construction will be carried out and completed in strict compliance with the plans and specifications approved in writing by COUNTY and in accordance with the schedule for commencement and completion of such construction agreed to in writing by COUNTY and TENANT. TENANT is solely liable for the development and operation of the facilities and improvements/alterations.

     F. TENANT agrees that, in addition to any other inspectors, the COUNTY's Regional Parks Division ("Division") may have on the site at any time during the construction period an inspector who will have the right to access the Premises and the construction work. TENANT understands that this inspector's presence on site in no way constitutes approval of facilities being constructed. TENANT must, at the commencement of the construction work, notify the COUNTY in writing of the identity, place of business, and telephone number of TENANT's on-the-job construction representative. Said construction representative will be TENANT's prime consultant for the inspectors of COUNTY and Division.

     G. Prior to commencement of any construction upon the Premises, TENANT must provide to COUNTY proof of purchase performance and payment bonds from corporations duly authorized to issue surety bonds by the State, to the extent such bonds are available. Each bond must name TENANT as principal, company as surety, and COUNTY as obligee thereon. The payment bond will also inure to the benefit of all claimants, as said term is presently defined by Section 3085 of the California Civil Code, or as may hereafter be amended, so as to give such persons a right of action to recover thereon in any suit brought to foreclose the liens provided for in Title 15 of Part of Division 3 of said Civil Code (Section 3082, et. Sec.) or in a separate suit brought upon the bond. Each bond must be in a sum equal to one hundred percent (100%) of the costs for labor and materials of the works of improvement to be located upon the Premises, as estimated by COUNTY, which shall not exceed 110% of the bid price. The condition of the performance bond will be such that if the principal well and truly performs the construction herein required, pursuant to the approved plans and specifications therefor, then surety will no longer be bound thereon. The condition of the payment bond will be such that if the principal well and truly pays, or cause to be paid, all claims for labor, material, appliances, teams, or power, or either or all, performed, furnished, or contributed in connection with said works of improvement, then surety will no longer be bound thereon. Said bonds are subject to approval by the COUNTY as to sufficiency and liability of sureties named thereon. Said bonds must be maintained in full force and effect by TENANT until said works of improvement have been completed and claims for labor and materials have been paid. COUNTY may, but is not required to, waive Performance Bonds if the amount of COUNTY's estimated construction costs are below $10,000 or upon written request from TENANT showing just cause. In the event that the construction is not satisfactorily completed in accordance with the construction schedule as described in Exhibits D and E, then in effect, said proceeds may be used by COUNTY to complete construction or return the Premises to a park-like setting.

     H. OWNERSHIP OF IMPROVEMENTS: All improvements and alterations made by TENANT remain the property of the TENANT, but become the property of the COUNTY at the end of the initial term and/or upon any termination of this Lease, whichever occurs first, unless otherwise agreed upon in writing, prior to commencing construction of the improvement/alteration. COUNTY also has the option to demand that, at the termination of this lease, TENANT, at TENANT's sole expense remove all buildings and to return the use area to a park-like setting which would include normal wear and tear during the term of this agreement.

     I. Incident to such construction, TENANT may encumber its leasehold to a Lender consented to pursuant to a Consent of Hypothecation by COUNTY in the form attached hereto as Exhibit H, Consent to Hypothecation (the "County Consent"). "Approved encumbrance" herein shall mean an encumbrance approved by the County Consent. "LENDER" herein shall mean the owner and holder of an approved encumbrance.

          (1) Upon default by TENANT under any of the terms of an approved encumbrance, the LENDER may exercise any rights provided in such approved encumbrance, provided that before any sale of the leasehold, whether under power of sale or foreclosure, the LENDER shall give to COUNTY notice of the same character and duration as is required to be given to TENANT by either or both such encumbrance or the laws of the State of California.

          (2) If such notice shall be given and any default shall continue, COUNTY, prior to sale of the leasehold under power of sale or foreclosure, shall have the right to correct such default and initiate action under Paragraph 26. VIOLATION OF LEASE of this lease to terminate such lease. Provided that upon any termination hereunder, COUNTY shall pay to LENDER the amount of principal, accrued interest and other charges which remain unpaid.

          (3) If a sale of foreclosure under the approved encumbrance occurs or if the LENDER acquires the property by assignment in lieu of foreclosure, said purchaser or assignee, as successor in interest to TENANT, will be bound by all the terms of this Lease and will assume all the obligations of TENANT hereunder. Any acquisition of the property by a party other than LENDER (whether by purchase at judicial foreclosure proceedings, trustee's sale, or upon assignment from LENDER) shall be subject to COUNTY's written approval, which approval shall not be withheld where a reasonable transferee is proposed; a transferee shall be deemed "reasonable" if its overall financial position is at least as strong as that of TENANT at the time of execution of this Lease. Upon approval of such transferee by COUNTY, LENDER shall remain liable for the performance of any of TENANT's obligations under this Lease, and the transferee shall become the new TENANT hereunder.

     J. Except as otherwise provided below, throughout the terms of this Lease, COUNTY shall not lease or license any part or all of the Premises to any third party.

          (1) Throughout the terms of this Lease, COUNTY shall not lease or license any part or all of the area designated on Exhibit A, as "Faire Parking" for use on days (weekends and Memorial Day) when any COUNTY approved event at the Premises is open to the public ("Public Days(s)"). Provided, however, that COUNTY reserves the right to license to third parties or use for its own purposes (on a non-exclusive basis) the Faire Parking on other than Public Days. If COUNTY does so license or use the Faire Parking, COUNTY shall (prior to 6:00 a.m. of the Saturday Public Day) clean, repair and restore the Faire Parking area to the condition it had prior to such use.

          (2) COUNTY represents and TENANT understands and agrees that the operator of the Park amphitheater ("OPERATOR") was required in its lease of the Amphitheater Area from the COUNTY to prepare a Traffic Management Plan, setting forth the parking and traffic plans to be used in the event that the amphitheater and TENANT hold events on the same day. The OPERATOR coordinated these plans with and obtained the approval of the TENANT and COUNTY. TENANT agrees that as part of such plans, it will not park additional vehicles in the Main Faire Parking lot after 3:00 p.m. on dates when there is a scheduled event at the Park amphitheater.

     K. TENANT agrees to locate utility lines and, after obtaining COUNTY's consent and approval for the extension and connection, to extend such lines up to the COUNTY-approved points on the leased property. TENANT agrees to pay for such extension and connection of said lines. TENANT agrees that, as additional consideration for this lease, the extended utility lines shall become the COUNTY's property upon completion of the extension work. TENANT shall provided any necessary documentation transferring the extended lines to the COUNTY. COUNTY shall not reimburse TENANT for the cost of such work. Additionally, all work is to comply with county, state and federal codes.

          (1) TENANT understands and agrees that from COUNTY's lines to TENANT'S improvements, all utilities, including but not limited to electrical, water, gas, telephone and sewer, shall be the responsibility of the TENANT. TENANT shall coordinate all utility connections with COUNTY, and TENANT shall assume all costs involved with said connections and costs for services thereafter.

     L. TENANT shall improve the Premises as set forth in its Business Plan (Exhibit E) and Conditional Use Permit (Exhibit D). TENANT agrees and understands that it will construct the improvements as shown on the working drawings and schematic plans prepared by TENANT and approved by COUNTY. Said plans, specifications, and time schedule for constructing the hangars, and all such plans and working drawings shall be submitted with TENANT's Conditional Use Permit.

          (1) Upon completion of construction or installation of each improvement and/or facility, TENANT, at its sole cost, shall prepare as-built plans for each improvement and/or facility. TENANT, at its sole cost, shall give three (3) copies of each such as-built drawing to COUNTY. COUNTY shall attach one (1) copy to this lease as Exhibit "I", As-Built Plans.


25. BUILDING DAMAGE PROVISIONS: During the term of this lease, any damage to or destruction of buildings, structures, or landscaping erected or planted on the Premises, shall be repaired, restored or replaced to the original condition prior to said damage or destruction at TENANT's sole expense. Where TENANT fails to commence the repair and restoration within sixty (60) days of such destruction, TENANT shall turn over to LENDER, identified under Paragraph 24, MODIFICATION OF PREMISES, or to COUNTY. If there is no lender, all insurance proceeds in order to facilitate the repair and restoration of buildings or structures. If after six (6) months from the date of damage or destruction TENANT or LENDER has not repaired and restored the buildings to their condition prior to said damage, COUNTY shall have the right to immediately terminate this lease under Paragraph 26, VIOLATION OF LEASE, and remove completely or repair any and all structures.

26.  VIOLATION OF LEASE:

     A. DEFAULT: In the event that TENANT violates any of the terms and conditions of this Lease, COUNTY may give TENANT notice of specific violation and demand for correction.

     B. TERMINATION FOR DEFAULT: If, within ten (10) days after notice and demand, TENANT has not commenced correction of a violation, or shown acceptable cause therefore, COUNTY has the right to immediately terminate this Lease and pursue any and all remedies provided by law. In the event of termination for default, COUNTY has the right of immediate ownership of all buildings and improvements within the Premises.

     C. TERMINATION FOR CRIMINAL CONVICTION: COUNTY may give TENANT notice of termination of this Lease which will be effective upon delivery and the COUNTY may pursue any and all avenues provided by law to obtain proper compensation for all losses incurred or damaged should TENANT be found guilty for any criminal activity related directly or indirectly to the use of the facilities or opportunities provided by this Lease, and sentenced (whether actually served or not) to a jail term of ninety (90) days or more.

     D. LIABILITY FOR BREACH: Termination for default will not excuse TENANT from any liability for breach of contract:

          (1) On any termination of this Lease for default by TENANT, COUNTY may recover from TENANT all of the following:

                 (a) The worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the rate set forth in Subparagraph 4.H., LATE PAYMENT PENALTIES, but in no case greater than the maximum amount of interest permitted by law;

                (b) The worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that TENANT proves could reasonably have been avoided, to be computed by allowing interest at the rate set forth in Subparagraph 4.H., LATE PAYMENT PENALTIES, but in no case greater than the maximum amount of interest permitted by law;

                (c) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease term after the time of the award exceeds the amount of unpaid rent that TENANT proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);

                (d) Any other amount necessary to compensate COUNTY for all the detriment proximately caused by TENANT's failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new TENANT; and

                (e) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

        E. ENTRY FOR MITIGATION: In the event of default by TENANT, which has not been cured after notice, COUNTY shall have the remedy described in Civil Code Section 1951.4, which provides that, when a tenant has the right to sublet or assign (subject only to reasonable limitations), and landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due. Accordingly, if COUNTY does not elect to terminate this Lease on any default by TENENT, COUNTY may enforce all of

COUNTY's rights and remedies under this Lease, including the right to recover all rent as it becomes due.

        F. SURRENDER: The receipt by the COUNTY of any rent or of any other sum of money paid by TENENT after any default, the termination and forfeiture of this Lease for any reason, or after the giving by COUNTY of any notice to effect such termination, shall not waive the default, reinstate, continue or extend the term of this Lease, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by COUNTY to the TENANT prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the COUNTY. Neither acceptance of the keys nor any other act of the COUNTY or its agents or employees during the term of this Lease shall be deemed to be an acceptance of a surrender of the Premises, excepting an agreement in writing signed by the COUNTY agreeing to accept such surrender.

        G. FORCE MAJEURE: The parties shall be excused from performing their respective obligations under this Lease during the time and to the extent that each is prevented from performing by a cause beyond its control, such as an incidence of flood; fire; Acts of God; commandeering of materials by federal, state or local government; or national fuel shortage.

27. ATTORNEY'S FEES AND COST: If any legal action is instituted to enforce or declare any party's rights hereunder, each party, including the prevailing party, must bear its own costs and attorneys' fees. This paragraph shall not apply to those costs and attorneys' fees directly arising from any third party legal action against a party hereto and payable under Paragraph 14, INSURANCE AND INDEMNIFICATION or Paragraph 30, RELEASE OF INFORMATION.

28. NOTICE: Any notice, consent, approval, or other communication required or permitted to be given under this Lease or the unlawful detainer statutes of the state of California shall be given to the respective parties in writing, by registered or certified mail, postage prepaid or otherwise personally delivered as follows:

        A.  If to COUNTY:
                  Thomas Potter
                  County of San Bernardino
                  Regional Parks Division
                  777 E. Rialto Avenue
                  San Bernardino, CA 92415-0763

            (2) With a copy, set by first class mail, postage prepaid or otherwise personally delivered to:
                  Fiona G. Luke
                  Deputy County Counsel
                  385 N. Arrowhead Ave., 4th Floor
                  San Bernardino, CA 92415-0140

        B.  If to TENANT/RENAISSANCE ENTERTAINMENT CORPORATION:
            (1)  J. Stanley Gilbert
                 Chief Executive Officer
                 Renaissance Entertainment Corp.
                 275 Century Circle, Suite 102
                 Louisville, CO 80027

            (2) With a copy, sent by first class mail, postage prepaid or otherwise personally delivered to:

                      Bud Coffey
                      General Manager
                      Renaissance Entertainment Corp.
                      Renaissance Pleasure Faire
                      P.O. Box 9188
                      San Bernardino, CA 92427


     C. Or at such other address or to such other persons as either of the parties may from time to time designate by written notice given as herein provided.

     D. Failure to deliver a copy to those persons receiving copies will not invalidate any notice otherwise properly given to a party.


29. DESIGNATION: COUNTY herein designates the Regional Parks Division or its successor to administer and enforce this Lease on its behalf. Further, the County's Chief of Regional Parks is authorized to exercise all provisions of this Lease on behalf of COUNTY, including the suspension but not the termination provisions.


30.  TAXES:

     A. TENANT recognizes and understands that this contract may create a possessory interest subject to property taxation and that TENANT may be subject to the payment of property taxes levied on such interest.

     B. TENANT covenants and agrees to pay all taxes, including possessory interest tax, and assessments upon all improvements, fixtures, furniture, and other property owned by

TENANT and used in the exercise of TENANT's rights under this Lease or levied by reason of the TENANT's operations pursuant to this Lease.

     C. NO INTEREST OR ESTATE: TENANT agrees that it does not have and shall not claim at any time any interest or estate of any kind or extent whatsoever in the Park by virtue of this Lease or its occupancy or use hereunder.


31. RELEASE OF INFORMATION: All information received by the COUNTY from any source concerning this contract, including the contract itself, may be treated by the COUNTY as public information subject to disclosure under the provisions of the California Public Records Act, Government Code Section 6250 ET SEQ. (the "Public Records Act"). TENANT understands that although all materials received by the COUNTY from TENANT in connection with this contract are intended for the exclusive use of the COUNTY, they are potentially subject to disclosure under the provisions of the Public Records Act. In the event a request for disclosure of any part or all of any information which TENANT has requested COUNTY to hold in confidence is made to the COUNTY, the COUNTY shall notify the TENANT of the request and shall thereafter disclose the requested information unless the TENANT, within five (5) days of receiving notice of the disclosure request, requests nondisclosure and agrees to indemnify, defend with counsel approved by COUNTY, and hold the COUNTY harmless in any/all actions brought to require disclosure. TENANT waives any and all claims for damages, lost profits, or other injuries of any and all kinds in the event COUNTY fails to notify TENANT of any disclosure request and/or releases any information received from the TENANT.

32. LEASE INTERPRETATION: The language of this Lease has been approved by the respective counsel for each party to this Lease. The language contained herein shall be construed as a whole according to its fair meaning, and neither party hereto nor its respective counsel shall be deemed the drafter of this Lease or any part hereof for the purposes of any litigation which may arise hereafter between them.


33. CAPTIONS: The captions included in this Lease are only provided to aid the readers hereof, and shall not in any way be interpreted as a limitation upon or modification of any of the terms of this Lease.


34. PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, on the part of either party shall be deemed to be both covenants and conditions.


35. CONSENT: Except as otherwise provided herein, when consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval.


36. EXHIBITS: All exhibits referred to are/will be attached to this Lease and incorporated by reference.


37. LAW: This Lease shall be construed and interpreted in accordance with the laws of the State of California.


38. JURY TRIAL WAIVER: TENANT and COUNTY hereby waive their respective right to trial by jury and agree to accept trial by judge alone for any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by any party against any other party on any matter whatsoever arising out of, or in any way connected with, the License, the relationship of the parties, any party's use of occupancy of the Premises, Park or any part of it, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect. The parties acknowledge that this waiver of jury trial is a material inducement to each of them to enter into this agreement and that they would not have entered into this agreement without this jury trial waiver. The parties further agree that each of them has had the opportunity to consult with counsel of its own choosing in connection with this jury trial waiver and understands the legal effect of this waiver.


39.     EASEMENTS, TRUSTS AND WARRANTIES:

        A. EXISTING ENCUMBRANCES: It is expressly understood and agreed that this Lease and all rights and privileges hereunder granted are subject to all encumbrances now existing in, on, to, under, or over the Premises for any purposes whatsoever. It is further understood and agreed that this Lease and any of the rights and privileges herein granted is subject to any and all grants, reservations, conditions, leases, restrictions, and trusts upon which the Premises is held by COUNTY; and TENANT covenants and agrees, any provision in this Lease to the contrary notwithstanding, that it will not use or permit the Premises to be used for any purpose inconsistent with any of the grants, reservations, conditions, leases, restrictions and trusts upon or under which said lands are held by COUNTY, the terms of which are hereby incorporated into this Lease as if set forth in full.

        B. NO WARRANTS: COUNTY makes no warrants, except as specifically provided in this Lease. In the event that this Lease or any provision thereof is determined to be null and void by a court of competent jurisdiction, neither COUNTY nor any of its officers, agents, or employees will be liable to TENANT, or to any person holding under or through TENANT for any claim, loss or damage of any nature whatsoever suffered or alleged to be suffered by TENANT or such person by reason of such determination.

        C. ASSUMPTION OF RISK: TENANT assumes all risks incident to the use or occupation of the Premises in their present condition or in any condition thereof which may prevail during the term of this Lease. This paragraph shall not relieve COUNTY for the actions of its own agents or employees occurring after the commencement of this Lease.

        D. DETRIMENTAL MANDATES: Any changes in the operation of the Premises or Lease which are or may be mandated by a court or government agency of competent jurisdiction, which operates to the substantial detriment of COUNTY or TENANT, and which are beyond the control of TENANT and COUNTY, will make the affected terms of this Lease subject to renegotiation.


40.     MISCELLANEOUS:

        A. NO PARTNERSHIP: It is expressly understood and agreed that COUNTY nor any of its officers, agents, volunteers or employees do not, in any way nor for any purpose, become a partner, agent, principle of, or a joint venturer with TENANT by reason of any provision of this Lease.

        B. BINDING EFFECT: Each and all of the covenants, conditions, and agreements herein contained will, in accordance with the context, inure to the benefit of COUNTY and apply to and bind TENANT, their respective heirs, legatees, devisees, executors, administrators, successors, agents, assignees, subtenants, concessionaires and licensees.

        C. NO WAIVER: No waiver by COUNTY at any time of any of the terms and conditions of this Lease will be deemed to operate as a waiver at any time thereafter of the same or of any other terms or conditions contained herein or of the strict and timely performance of such terms and conditions.

        D. PARKING: During the published hours of operation, TENANT must park its personal vehicles only in an approved parking lot. All vehicles in the Park which are directed, controlled, driven or invited by TENANT must travel, stop or park only on public roads or approved parking lots except for the purposes of merchandise delivery during the hours of operation. Use of vehicles on park streets during the hours of operation must obtain approval by park office personnel.

        E. NO WASTE OR NUISANCE: TENANT shall not use or allow any person to use the Premises in any manner or for any purpose that will constitute waste, nuisance, or unreasonable annoyance to other occupants of the building in which the Premises are located or to the owners or occupants of adjacent properties.

        F. NO DISCRIMINATION: Neither TENANT nor any person claiming under it may discriminate in its recruiting, hiring, promotion, demotion, or termination practices on the basis of race, religious creed, color, national origin, ancestry, sex, age, sexual preference, physical handicap, medical condition or marital status with respect to the Concession granted herein or the occupancy, use or enjoyment of the Premises. TENANT must comply with the provisions of the California Fair Employment Practice Act (commencing with
Section 1410 of the Labor Code), the Federal Civil Rights Act of 1964 (P.L. 88-352), and all amendments thereto, Executive Order No. 11246 (30 Federal Register 12319), as amended, and all administrative rules and regulations issued pursuant to said Acts and Orders.

        G. NO SEGREGATION: TENANT must not discriminate against or cause the segregation of any person or group of persons on account of race, religious creed, color, national origin, ancestry, sex, age, sexual preference, physical handicap, medical condition or marital status in the occupancy, use, tenure or enjoyment of the Leased premise, nor may

TENANT or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of or by any person within the Premises.

     H. INVALIDITY: The invalidity of any provision in this Lease as determined by a court of competent jurisdiction will in no way affect the validity of any other provision hereof.

     I. TIME OF ESSENCE: Except as otherwise specifically provided, time is of the essence of each provision of this Lease which specifies a time within which performance is to occur. In the absence of any specified time for performance, performance may be made within a reasonable time.

     J. COUNTY USE: TENANT agrees to allow COUNTY to use the Premises, License Areas and the rights outlined within the context of this agreement for whatever purpose COUNTY determined a need, for period(s) not to exceed a total of five (5) calendar days per year. Scheduling and approval of any such COUNTY use will be by mutual consent of the parties. For each such period, COUNTY shall give forty-five (45) days advance notice to TENANT. COUNTY will pay TENANT any actual expenses of TENANT directly associated with any such COUNTY use unless otherwise agreed by COUNTY and TENANT. For each COUNTY use TENANT and COUNTY agree to the following, including but not limited to: term of use days for each event, on site coordinators and inspection evaluation, alcohol, merchandise and services, public hours of operation, utilities, sanitation, premises maintenance, insurance and indemnification, conduct, first aid, complimentary tickets, security, non-competition, modification of premises.

     K. VENUE: The parties acknowledge and agree that this Lease was entered into and intended to be performed in San Bernardino County, California. The parties agree that the venue for any action or claim brought by any party to this Lease will be San Bernardino County. Each party hereby waives any law or rule of court which would allow them to request or demand a change of venue. If any action or claim concerning this Lease is brought by any third party, the parties hereto agree to use their best efforts to obtain a change of venue to the Central District of San Bernardino County.

     L. SEVERANCE: If any provision of this Lease is determined to be void by any court of competent jurisdiction, then such determination will not affect any other provision of this Lease, and all such other provisions will remain in full force and effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision will have the meaning which renders it valid.

     M. SURVIVAL: The obligations of the parties which, by their nature, continue beyond the term of this Lease, will survive the termination of this Lease.

     N. DISCLAIMER OF LIABILITY: COUNTY is not liable at any time for loss, damages, or injury to the person or property of any person whomsoever at any time, occasioned by or arising out of any act of TENANT or of anyone holding under TENANT, nor for the occupancy or use of the Premises, License Areas, Park or any part thereof by or under the TENANT, nor directly or indirectly from any state or condition of said Premises, License Areas, Park or any part thereof during the term of this Lease.

     O. DATE: This Lease shall be effective on the date written below as signed by COUNTY, provided the COUNTY approves this Lease within thirty (30) days of TENANT's execution.

In WITNESS whereof, the parties hereto have caused their respective names to be hereunto subscribed by their respective proper officers thereunto duly authorized.


COUNTY                                  TENANT
COUNTY OF SAN BERNARDINO                RENAISSANCE ENTERTAINMENT
                                        CORPORATION


By /s/ Jon D. Mikels                    By /s/  [ILLEGIBLE]
  ------------------------------          ----------------------------
   Jon D. Mikels
   Chairman, Board of Supervisors
                                        Title   President/C.O.O.
                                             -------------------------
Date  JUN 27 2000                       Date  6/23/00
    ----------------------------            --------------------------

Signed and certified that a copy of
this document was delivered to the
Chairman of the Board

[Seal]

EARLENE SPROAT, Clerk of the Board
of Supervisors

By  /s/ Coby Hinkle
  ------------------------------
            Deputy

Date   JUN 27, 2000
    ----------------------------

APPROVED AS TO FORM

ALAN K. MARKS, County Counsel
San Bernardino County, California

By /s/ [ILLEGIBLE]
  ------------------------------
        Deputy
Date   6-26-00
    ----------------------------

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